electroCore Announces Third Quarter Financial Results

Revenue growth of 44% over the second quarter of 2020 and 58% over the third quarter of 2019

Return to sequential revenue growth across all channels

Further strengthened balance sheet

Reduced quarterly cash burn

Company to host conference call and webcast today, November 12, 2020 at 4:30 pm ET

November 12, 2020 at 4:05 PM EST

BASKING RIDGE, N.J., November 12, 2020 -- electroCore, Inc. (Nasdaq: ECOR), a commercial-stage bioelectronic medicine company, today announced third quarter 2020 financial results and provided an operational update.

Third Quarter 2020 and Recent Highlights

•	Generated revenue of approximately $1.1 million, representing an increase of 44% sequentially and 58% over the third quarter of 2019.

•	Net cash used was approximately $4.1 million.

•	Announced receipt of Emergency Use Authorization for the use of gammaCore Sapphire™ CV at home or in a healthcare setting to acutely treat adult patients with known or suspected COVID-19 who are experiencing exacerbation of asthma-related dyspnea and reduced airflow, and for whom approved drug therapies are not tolerated or provide insufficient symptom relief.

•	Secured a six-month extension for reimbursement of gammaCore by NHS England’s Innovation and Technology Payment Program (ITP) for adult patients suffering from cluster headache. The extension runs through March 31, 2021 and includes an option for up to an additional three years. Total contract value assuming exercise of the three-year extension option would be approximately £3.6 million based on recent exchange rates.

•	Announced that the Veterans Administration (VA) is sponsoring a clinical trial evaluating non-invasive vagal nerve stimulation (nVNS) in mild traumatic brain injury (mTBI) and Post-Traumatic Stress Disorder (PTSD).

•	Announced a publication in the journal Brain Stimulation highlighting a double-blind sham-controlled study of nineteen participants who had experienced trauma but did not have the diagnosis of PTSD and that highlights the ability of nVNS to decrease the fear associated with emotional stress.

•	Appointed business development executive and U.S. Navy veteran Commander Sylvester “Sly” Steele as Vice President of Government Channels Business Unit.

Dan Goldberger, Chief Executive Officer of electroCore, commented: “During the third quarter, we demonstrated progress in key operating metrics across all of our revenue channels, most notably the VA and U.S. Department of Defense (DOD), and the U.K., as our team continues to successfully adapt to an evolving business environment. We believe gammaCore fits well with the rapid growth in telehealth consults driven by the ongoing pandemic, and in the VA in particular, we were able to generate a 59% sequential increase in paid months of therapy by leveraging the agency’s advanced telehealth capabilities. Similarly, in COVID-19, our recently announced partnership with Upscript, LLC facilitates access to gammaCore Sapphire CV from the comfort of one’s home without having to visit a physician or pharmacy.

“With $26 million of cash and marketable securities as of September 30, our financial condition remains strong. Our net cash used in operations of $4.1million during the third quarter reflects our relentless drive to be efficient and nimble, and capable of responding quickly to emerging opportunities and challenges. I am proud of our accomplishments thus far and believe we have built a solid foundation for growth in 2021,” Mr. Goldberger concluded.

Third Quarter 2020 Financial Results

For the quarter ended September 30, 2020, electroCore reported net sales of approximately $1.1 million compared to $683,000 in the same period of 2019, and consistent with the guidance provided in the company’s October 13, 2020 business update.

Revenue from the VA and DOD increased 56% sequentially to $646,000 during the third quarter of 2020 from $415,000 in the second quarter of 2020 and $279,000 in the third quarter of 2019. Paid months of therapy shipped to the VA and DOD increased 59% sequentially to 1,571 in the third quarter of 2020 from 988 during the second quarter of 2020 and increased 184% as compared to 553 in the third quarter of 2019.

Revenue from outside the U.S. increased sequentially to $278,000 from $247,000 in the second quarter of 2020 and $188,000 in the third quarter of 2019. Paid months of therapy shipped outside the U.S. increased 9% sequentially to 1,020 in the third quarter of 2020 from 938 in the second quarter of 2020 and increased 23% as compared to 828 in the third quarter of 2019.

Total operating expenses in the third quarter of 2020 were approximately $5.2 million, a reduction of approximately $6.0 million from $11.2 million in the third quarter of 2019.

SG&A expense declined approximately $3.5 million to $4.6 million in the third quarter of 2020 from approximately $8.1 million in the third quarter of 2019. This decrease was primarily due to the company’s reduction in sales and marketing activities, consistent with its cost reduction plan which commenced in 2019.

Research and development expense decreased by approximately $1.7 million to $0.6 million in the third quarter of 2020 from $2.3 million in the third quarter of 2019. This reduction is consistent with the company’s strategy of reducing its near-term investment in research and development.

GAAP net loss in the third quarter of 2020 was $4.5 million as compared to a GAAP net loss of $10.7 million in the third quarter of 2019.

Adjusted EBITDA net loss in the third quarter of 2020 was a loss of $3.3 million as compared to a loss of $8.7 million in the third quarter of 2019.

The company defines adjusted EBITDA net loss as GAAP net loss, excluding income tax expense/benefit, stock-compensation expense, restructuring and other severance related charges, legal fees associated with stockholders’ litigation and total other income/expense. A reconciliation of GAAP net loss to Non-GAAP adjusted EBITDA net loss has been provided in the financial statement tables included in this press release.

Net cash used in the quarter ended September 30, 2020 was approximately $4.1 million, excluding $11.2 million of proceeds received from sales of stock to Lincoln Park Capital, as compared to $5.2 million in the second quarter of 2020, which excludes the tax benefit received for the sale of New Jersey NOL’s and financing activities, and $7.6 million in the third quarter of 2019.

Cash and cash equivalents and marketable securities at September 30, 2020 totaled approximately $26.0 million, as compared to approximately $24.1 million at December 31, 2019.

Webcast and Conference Call Information

electroCore’s management team will host a conference call today November 12, 2020 beginning at 4:30 p.m. ET. Investors interested in listening to the conference call, or webcast may do so by dialing 877-407-4018 for domestic callers or 201-689-8471 for international callers, using Conference ID: 13711577, or by connecting to the Web: http://public.viavid.com/index.php?id=141806

An archived webcast of the event will be available on the “Investors” section of the company’s website at: www.electrocore.com.

About electroCore, Inc.

electroCore, Inc. is a commercial-stage bioelectronic medicine company dedicated to improving patient outcomes through its platform non-invasive vagus nerve stimulation therapy initially focused on the treatment of multiple conditions in neurology. The company’s current indications are the preventative treatment of cluster headache and migraine and acute treatment of migraine and episodic cluster headache.

For more information, visit www.electrocore.com.

About gammaCoreeTM

gammaCoreTM (nVNS) is the first non-invasive, hand-held medical therapy applied at the neck as an adjunctive therapy to treat migraine and cluster headache through the utilization of a mild electrical stimulation to the vagus nerve that passes through the skin. Designed as a portable, easy-to-use technology, gammaCore can be self-administered by patients, as needed, without the potential side effects associated with commonly prescribed drugs. When placed on a patient’s neck over the vagus nerve, gammaCore stimulates the nerve’s afferent fibers, which may lead to a reduction of pain in patients.

gammaCore is FDA cleared in the United States for adjunctive use for the preventive treatment of cluster headache in adult patients, the acute treatment of pain associated with episodic cluster headache in adult patients, the acute treatment of pain associated with migraine headache in adult patients, and the prevention of migraine in adult patients. gammaCore is CE-marked in the European Union for the acute and/or prophylactic treatment of primary headache (Migraine, Cluster Headache, Trigeminal Autonomic Cephalalgias and Hemicrania Continua) and Medication Overuse Headache in adults.

•	Safety and efficacy of gammaCore have not been evaluated in the following patients:
o	Patients diagnosed with narrowing of the arteries (carotid atherosclerosis)

o	Patients who have had surgery to cut the vagus nerve in the neck (cervical vagotomy)

o	Pediatric patients

o	Pregnant women

o	Patients with clinically significant hypertension, hypotension, bradycardia, or tachycardia

•	Patients should not use gammaCore if they:

o	Have an active implantable medical device, such as a pacemaker, hearing aid implant, or any implanted electronic device

o	Have a metallic device such as a stent, bone plate, or bone screw implanted at or near their neck

o	Are using another device at the same time (e.g., TENS Unit, muscle stimulator) or any portable electronic device (e.g., mobile phone)

In the US, the FDA has not cleared gammaCore for the treatment of pneumonia and/or respiratory disorders such as acute respiratory stress disorder associated with COVID-19.

Please refer to the gammaCore Instructions for Use for all of the important warnings and precautions before using or prescribing this product.

gammaCore SapphireTM CV has received Emergency Use Authorization (EUA) from the FDA for acute use at home or in a healthcare setting to treat adult patients with known or suspected COVID-19 who are experiencing exacerbation of asthma-related dyspnea and reduced airflow, and for whom approved drug therapies are not tolerated or provide insufficient symptom relief as assessed by their healthcare provider, by using non-invasive Vagus Nerve Stimulation (nVNS) on either side of the patient’s neck during the Coronavirus Disease 2019 (COVID-19) pandemic.

gammaCore Sapphire CV has neither been cleared nor approved for acute use at home or in a healthcare setting to treat adult patients with known or suspected COVID-19 who are experiencing exacerbation of asthma-related dyspnea and reduced airflow, and for whom approved drug therapies are not tolerated or provide insufficient symptom relief as assessed by their healthcare provider, by using non-invasive Vagus nerve Stimulation (nVNS) on either side of the patient’s neck during the Coronavirus Disease 2019 (COVID-19) pandemic

gammaCore Sapphire CV has been authorized only for the duration of the declaration that circumstances exist justifying the authorization of the emergency use of medical devices under section 564(b)(1) of the Act, 21 U.S.C. § 360bbb-3(b)(1), unless the authorization is terminated or revoked.

Please refer to gammaCore Sapphire CV (nVNS) Instructions for Use for Use for all of the important warnings and precautions before using or prescribing gammaCore Sapphire CV (nVNA).

Forward-Looking Statement

This press release and other written and oral statements made by representatives of electroCore may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about electroCore's business prospects and clinical and product development plans, its pipeline or potential markets for its technologies, the timing, outcome and impact of regulatory, clinical and commercial developments including commercialization of, and potential reimbursement for, gammaCore Sapphire CV, the business, operating or financial impact of such studies, and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "believes," "intends," other words of similar meaning, derivations of such words and the use of future dates. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue electroCore’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize gammaCore™, the potential impact and effects of COVID-19 on the business of electroCore, electroCore’s results of operations and financial performance, and any measures electroCore has and may take in response to COVID-19 and any expectations electroCore may have with respect thereto, competition in the industry in which electroCore operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and electroCore assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents electroCore files with the SEC available at www.sec.gov.

Investors:

Hans Vitzthum

LifeSci Advisors

617-430-7578

hans@lifesciadvisors.com

or

Media Contact:

Jackie Dorsky

electroCore

973-290-0097

jackie.dorsky@electrocore.com

electroCore, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
	(in thousands)
Net sales	$1,080.8	$683.0	$2,567.6	$1,715.3
Cost of goods sold	347.5	353.9	918.6	766.2
Gross profit	733.3	329.1	1,649.0	949.2
Operating expenses
Research and development	629.0	2,274.9	3,182.6	8,279.4
Selling, general and administrative	4,592.9	8,143.4	16,427.0	28,155.6
Restructuring and other related charges	—	804.6	464.6	1,997.3
Total operating expenses	5,221.9	11,222.9	20,074.2	38,432.3
Loss from operations	(4,488.6)	(10,893.8)	(18,425.3)	(37,483.2)
Other (income)/expense
Interest and other income	(5.7)	(206.1)	(80.5)	(850.1)
Other expense	3.5	—	13.4	16.7
Total other (income)/expense	(2.2)	(206.1)	(67.1)	(833.4)
Loss before income taxes	(4,486.4)	(10,687.7)	(18,358.2)	(36,649.8)
Benefit from income taxes	—	—	1,170.9	—
Net loss	$(4,486.4)	$(10,687.7)	$(17,187.3)	$(36,649.8)

Net loss per share of common stock - Basic and Diluted	$(0.10)	$(0.36)	$(0.47)	$(1.25)
Weighted average common shares outstanding - Basic and Diluted	44,030,685	29,352,026	36,847,548	29,399,384

electroCore, Inc.

Condensed Consolidated Balance Sheet Information

(in thousands)

	As of September 30, 2020	As of December 31, 2019
	(unaudited)	(audited)
Cash and cash equivalents	$3,832.5	$13,563.8
Marketable securities	$22,135.2	$10,495.4
Total assets	$37,075.3	$35,461.7
Current liabilities	$5,811.6	$9,144.7
Total liabilities	$8,179.3	$10,564.6
Total equity	$28,896.0	$24,897.1

(Unaudited) Use of Non-GAAP Financial Measure

The company is presenting adjusted EBIDTA net loss because it believes this measure is a useful indicator of its operating performance. electroCore management uses this non-GAAP measure principally as a measure of the company’s core operating performance and believes that this measure is useful to investors because it is frequently used by the financial community, investors, and other interested parties to evaluate companies in the company’s industry. The company also believes that this measure is useful to its management and investors as a measure of comparative operating performance from period to period. Additionally, the company believes its use of non-GAAP adjusted EBITDA net loss from operations facilitates management’s internal comparisons to historical operating results by factoring out potential differences caused by charges not related to its regular, ongoing business, including, without limitation, non-cash charges and certain large and unpredictable charges such as restructuring expenses.

The company has presented adjusted EBITDA net loss as a non-GAAP financial measure in this press release. The company defines adjusted EBITDA net loss as its reported GAAP net loss excluding income tax expense/benefit, depreciation and amortization, stock-based compensation, restructuring and other severance related charges, legal fees associated with stockholders litigation and total other income /expense and other income and expense.

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
GAAP net loss	$(4,486.4)	$(10,687.7)	$(17,187.3)	$(36,649.8)

Depreciation/amortization	$94.9	$98.6	$288.6	$152.3

Stock-based compensation	$742.9	$1,219.6	$2,490.6	$2,690.4

Restructuring and other related charges	$—	$804.6	$464.6	$1,997.3

Legal fees associated with stockholders litigation	$371.0	$76.6	$1,104.7	$76.6

Total other (income)/expense	$(2.2)	$(206.1)	$(67.1)	$(833.4)

Benefit from income taxes	$—	$—	$(1,170.9)	$—

Adjusted EBIDTA net loss from operations	$(3,279.8)	$(8,694.3)	$(14,076.8)	$(32,566.6)

The company’s use of a non-GAAP measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of its results as reported under GAAP. Some of these limitations are: the non-GAAP measure does not reflect interest or tax payments that may represent a reduction in cash available; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and the non-GAAP measure does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; the non-GAAP measure does not reflect the potentially dilutive impact of equity-based compensation; and the non-GAAP measure does not reflect changes in, or cash requirements for, working capital needs; other companies, including companies in electroCore’s industry, may calculate adjusted EBITDA net loss differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider the non-GAAP measure together with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and other GAAP results. A reconciliation of GAAP net loss to non-GAAP adjusted EBITDA net loss has been provided in the preceding financial statements table of this press release.